Exhibit 23.a
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2005 which appears in the Annual Report of Dearborn Bancorp, Inc. on Form 10-K for the year ended December 31, 2004.

Crowe Chizik and Company LLC
Grand Rapids, Michigan
November 17, 2005